Exhibit 10.17

AMENDED AND RESTATED SPIRIT AIRLINES, INC.

2005 INCENTIVE STOCK PLAN

1.	ESTABLISHMENT, EFFECTIVE DATE AND TERM

Spirit Airlines, Inc., a Delaware corporation has previously established the Spirit Airlines, Inc. 2005 Restricted Stock Plan. Spirit Airlines hereby amends and restates the Spirit Airlines, Inc. 2005 Restricted Stock Plan as the Amended and Restated Spirit Airlines, Inc. 2005 Incentive Stock Plan. The effective date of this amendment (the “Amendment Effective Date”) shall be the date as of which this amendment and restatement is approved by the Board. Until the Amendment Effective Date, the Spirit Airlines, Inc. 2005 Restricted Stock Plan shall remain in place and unchanged, and awards may be issued under the Spirit Airlines, Inc. 2005 Restricted Stock Plan pursuant to its terms as they were prior to the Amendment Effective Date. Unless earlier terminated pursuant to Section 15(l) hereof, the Plan shall terminate on August 1, 2015. Capitalized terms used herein are defined in Appendix A attached hereto.

2.	PURPOSE

The purpose of the Plan is to enable the Company to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in Spirit Airlines and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the shareholders of Spirit Airlines.

3.	ELIGIBILITY

Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time.

4.	ADMINISTRATION

(a) Committee. The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Board, or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such Persons as it deems appropriate.

(b) Participants Outside the U.S. In order to conform with the provisions of local laws and regulations in foreign countries in which the Company may operate, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances presented by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

(c) Liability and Indemnification. In addition to such other rights of indemnification as they may have, any Covered Individual shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Covered Individual shall be entitled to the indemnification rights set forth in this Section only if the Covered Individual acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit, or proceeding the Covered Individual shall give the Company written notice thereof and an opportunity for the Company, at its own expense, to handle and defend the same before such Covered Individual undertakes to handle and defend it on his or her own behalf.

5.	SHARES OF COMMON STOCK SUBJECT TO PLAN

(a) Shares Available for Awards. The Spirit Airlines Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Spirit Airlines Stock. The total number of shares of Spirit Airlines Stock that may be issued pursuant to Awards granted under the Plan shall be two million and five hundred thousand (2,500,000) shares (including all the shares of Spirit Airlines Stock available for issuance under the Spirit Airlines, Inc. 2005 Restricted Stock Plan immediately prior to the Amendment Effective Date).

(b) Reduction of Shares Available for Awards. Upon the granting of an Award, the number of shares of Spirit Airlines Stock available under this Section 5 hereof for the granting of further Awards shall be reduced as follows:

(i) In connection with the granting of an Option or Stock Appreciation Right, the number of shares of Spirit Airlines Stock available under this Section 5 for the granting of further Awards shall be reduced by the number of shares of Spirit Airlines Stock subject to the Option or Stock Appreciation Right; and

(ii) In connection with the granting of an Award that is settled in Spirit Airlines Stock, other than the granting of an Option or Stock Appreciation Right, the number of shares of Spirit Airlines Stock available under this Section 5 for the granting of further Awards shall be reduced by the number of shares of Spirit Airlines Stock subject to the Award.

(c) Cancelled, Forfeited, or Surrendered Awards. Notwithstanding anything to the contrary in this Plan, if any Award is cancelled, forfeited or terminated for any reason prior to exercise or becoming vested in full, the shares of Spirit Airlines Stock that were subject to such Award shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under the Plan as if said Award had never been granted; provided, however, that any shares of Spirit Airlines Stock subject to an Award which is cancelled, forfeited or terminated in order to pay the Exercise Price, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under the Plan.

(d) Recapitalization. If the outstanding shares of Spirit Airlines Stock are increased or decreased or changed into or exchanged for a different number or kind of shares, other securities of or any other interests in Spirit Airlines by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Spirit Airlines, or other increase or decrease in such shares effected without receipt of fair and adequate consideration (as determined by the Board), occurring after the Amendment Effective Date, an appropriate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Spirit Airlines Stock available under the Plan, (ii) the calculation of the reduction or increase of shares of Spirit Airlines Stock available under the Plan, (iii) the number and kind of shares of Spirit Airlines Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; and/or (iv) the Exercise Price of outstanding Options granted under the Plan. No fractional shares of Spirit Airlines Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(d), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. All adjustments under this Section 5(d) shall be made in good faith and shall be final and binding.

6.	OPTIONS

(a) Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Spirit Airlines Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.

(b) Type of Options. Each Option granted under the Plan shall be a Non-Qualified Stock Option.

(c) Exercise Price. The Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Spirit Airlines Stock subject to such Option may not be less than Fair Market Value of such Spirit Airlines Stock on the Grant Date, or if greater, the par value of the Spirit Airlines Stock.

(d) Limitation on Option Period. Options granted under the Plan and all rights to purchase Spirit Airlines Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

(e) Vesting Schedule and Conditions. No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto. Such vesting conditions may be contingent upon any criteria provided for by the Committee, including without limitation, future service and performance requirements. Except as otherwise provided by the Committee in an Award Agreement in its sole and absolute discretion, subject to Sections 11 and 12 of the Plan, Options covered by any Award under this Plan that are subject solely to a future service requirement shall vest in four equal annual increments of 25%, with one increment vesting on each anniversary date of the Grant.

(f) Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions, unless provided otherwise in the Award Agreement. The Participant shall deliver to Spirit Airlines a written notice, in accordance with Section 15(w), stating that the Participant is exercising the Option and specifying the number of shares of Spirit Airlines Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(g) Payment. Unless provided otherwise in the Award Agreement, payment of the Exercise Price for the shares of Spirit Airlines Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

(i) by cash, certified or cashier’s check, bank draft or money order;

(ii) through the delivery to Spirit Airlines of shares of Spirit Airlines Stock which have been previously owned by the Participant for the longer of: (A) six (6) months; or (B) the requisite period necessary to avoid a charge to Spirit Airlines’ earnings for financial reporting purposes. Such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; or

(iii) by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit, including, but not limited to, any of the following: (A) through a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to Spirit Airlines, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (2) to Spirit Airlines to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or (B) by any other method as may be permitted by the Committee.

7.	STOCK APPRECIATION RIGHTS

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

(b) Terms and Conditions of Stock Appreciation Rights. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the terms related to the Exercise Price, exercise period, repricing, vesting and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.

(c) Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to Spirit Airlines pursuant to Section 15 (w), specifying the number of shares of Spirit Airlines Stock with respect to which the Stock Appreciation Right is being exercised.

(d) Payment of Stock Appreciation Right. Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Spirit Airlines Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Spirit Airlines Stock on the date of exercise over the Fair Market Value of a share of Spirit Airlines Stock on the Grant Date, by the number of shares of Spirit Airlines Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

8.	RESTRICTED STOCK

(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock shall satisfy the requirements as set forth in this Section.

(b) Restrictions. The Committee may impose such restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, future service and performance requirements. Restricted Stock shall be forfeitable pursuant to the provisions of the applicable Award Agreement and the Plan until such Restricted Stock has vested pursuant to the provisions of the applicable Award Agreement and Plan. Except as otherwise provided by the Committee in an Award Agreement in its sole and absolute discretion, subject to Sections 11 and 12 of the Plan, Restricted Stock covered by any Award under this Plan that is subject solely to a future service requirement shall vest over the four-year period immediately following the Grant Date in equal annual increments of 25%, with one increment vesting on each anniversary date of the Grant Date. Shares of Restricted Stock subject to the attainment of performance goals will be released from restrictions only after the attainment of such performance goals has been determined by the Committee.

(c) Certificates. Spirit Airlines shall issue and hold such shares of Restricted Stock for the benefit of the Participant. When shares of Restricted Stock vested, such shares shall no longer be forfeitable and Spirit Airlines shall deliver the certificate evidencing such shares to the Participant and pay or distribute to the Participant all Dividend Equivalents and distributions held in escrow by Spirit Airlines with respect to such shares of Restricted Stock.

(d) Shareholder Rights. Unless otherwise provided in the Plan or an Award Agreement, until the expiration of all applicable restrictions: (i) the Restricted Stock shall be treated as outstanding; (ii) except as provided in Section 15(d), the Participant holding shares of Restricted Stock shall have all rights of a shareholder with respect to such shares.

9.	OTHER AWARDS

Awards of shares of Spirit Airlines Stock, performance shares, phantom stock, restricted stock units and other awards that are valued in whole or in part by reference to, or otherwise based on, Spirit Airlines Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such Spirit Airlines Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual. In addition, such awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such award. Each such award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Spirit Airlines Stock subject to the award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

10.	TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH.

(a) General. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Awards (whether vested or unvested) shall be subject to the rules of this Section.

(b) Termination for Reason Other Than Cause, Disability or Death. If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, all unvested Awards shall expire and all unvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by the Company with respect to such unvested Restricted Stock shall be forfeited immediately and returned to the Company. Any Option held by Participant, to the extent exercisable at termination, may be exercised by the Participant at any time within sixty (60) days after the date of such termination, but in no event after the termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Award held by the Participant shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and/ or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms.

(c) Termination by the Company without Cause prior to a Change in Control. In the event a Participant’s employment or other service is terminated by the Company without Cause less than ninety (90) days prior to a Change in Control, such Participant shall be retroactively considered fully vested as of the time of such termination in all Awards held at the time of such termination (“Post Termination Vested Awards”). Subject to the provisions of Section 11 of the Plan, Post Termination Vested Awards which are Options shall be exercisable by the Participant at any time within sixty days (60) after the date such Options vest, but in no event after the termination of an Option pursuant to its terms. Post Termination Vested Awards shall not be subject to Spirit Airlines’ right to repurchase Award Stock pursuant to Section 13(a) of the Plan but are subject to the Change in Control provisions in Section 11 of the Plan.

(d) Death or Disability. If a Participant’s termination of employment or other service with the Company is by reason of death or Disability of such Participant, all unvested Awards shall immediately vest. All Options held by such Participant shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death or Disability, but in no event after the termination of the Option pursuant to its terms.

(e) Termination for Cause. If a Participant’s termination of employment or other service with the Company is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), all vested and unvested Awards shall be forfeited and deemed and expired upon the date of such termination.

11.	CHANGE IN CONTROL OR INITIAL PUBLIC OFFERING

(a) General. Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control of Spirit Airlines, all Awards shall fully vest and any restrictions upon the transfer of Spirit Airlines Stock contained in this Plan or any Award Agreement shall lapse. In addition, upon the occurrence of a Change in Control, the Committee may, in its sole and absolute discretion, provide on a case by case basis (i) that all Awards that can be exercised shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any Award, (ii) that Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the Award net of the Exercise Price thereof (if applicable), (iii) that, if a liquidation or dissolution of Spirit Airlines occurs in connection with a Change in Control, the Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (iv) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control, then the Company shall cause the Award to be assumed, or substantially equivalent Awards be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof). Furthermore, upon the occurrence of a Change in Control or an Initial Public Offering, all restrictions referred to in Sections 11(b) and 11(c) shall lapse with respect to all Award Stock.

(b) Voting of Award Stock Upon Change in Control. If the Change in Control is structured as (A) a merger or consolidation, each Participant (and each other holder of Award Stock) shall vote its Award Stock to approve such merger or consolidation, whether by written consent or at a stockholders meeting (as requested by the Required Sponsors), and waive all dissenter’s rights, appraisal rights and similar rights in connection with such merger or consolidation, (B) a sale of stock, each Participant (and any other holders of Award Stock) shall agree to sell, and shall sell, all of its Award Stock on the terms and conditions approved by the Required Sponsors, or (C) a sale of assets, each Participant (and any other holders of Award Stock) shall vote its Award Stock to approve such sale and any subsequent liquidation of Spirit Airlines or other distribution of the proceeds therefrom, whether by written consent or at a stockholders meeting (as requested by the Required Sponsors). In furtherance of the foregoing, each Participant (and each other holder of Award Stock) will (A) take all necessary or desirable actions reasonably requested by the Required Sponsors in connection with the consummation of Change in Control and (B) make the same representations and warranties, and enter into such indemnities and agreements, as required by the Required Sponsors (subject to the limitations below), including without limitation, execution of the applicable purchase agreement and other agreements, and voting all Award Stock to approve such transaction. In any Change in Control, (i) each Participant (and each other holder of Award Stock) shall be obligated to make representations and warranties as to such holder’s title to and ownership of Award Stock, authorization, execution and delivery of relevant documents by such holder, enforceability of relevant agreements against such holder and other matters relating to such holder, to agree to transfer such holder’s Award Stock in connection with such Change in Control and to enter into indemnification obligations with respect to the foregoing, in each case to the extent that each of the Required Sponsors is similarly obligated; provided that in no event shall any holder of Award Stock be liable in respect of any indemnity obligations pursuant to any Change in Control in an aggregate amount in excess of the total consideration payable to such holder in such Change in Control.

(c) Initial Public Offering. In the event that the Board and the Required Sponsors approve an Initial Public Offering, each Participant shall use reasonable efforts to take all necessary or desirable actions in connection with the consummation of such Initial Public Offering (including the execution of a lock-up agreement), but only to the extent such efforts and actions are customary for employees who are shareholders of a company undergoing a public offering. In the event that such Initial Public Offering is an underwritten offering and the managing underwriters advise Spirit Airlines in writing that in their opinion the existing capital structure of Spirit Airlines will adversely affect the marketability of the offering, each Participant will consent to and vote for a recapitalization, reorganization and/or exchange of the Award Stock into securities that the managing underwriters, the Board and the Required Sponsors find acceptable and will take all other necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences among the outstanding classes of securities set forth in the certificate of incorporation of Spirit Airlines as in effect immediately prior to such recapitalization, reorganization or exchange; provided further that all holders of Award Stock are treated similarly in proportion to their holdings of Award Stock.

(d) Conversion Upon Initial Public Offering. The Company will procure that, on or prior to the date of an Initial Public Offering, all stock underlying an Award and all Award Stock that is not of the class of stock that is the subject of the Initial Public Offering shall convert to the class of stock that is the subject of the Initial Public Offering, pursuant to the Conversion Formula.

12.	CHANGE IN STATUS OF PARENT OR SUBSIDIARY

Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period exceeding the existing term of such Awards, subject to the terms of the Award Agreement and this Plan; and/or (iii) treat the employment or other services of a Participant employed by such entity or business unit as terminated if such Participant is not employed by Spirit Airlines or any entity that is a part of the Company immediately after such event.

13.    SPIRIT AIRLINES’ RIGHT TO PURCHASE AWARD STOCK; RESTRICTIONS ON TRANSFER OF AWARD STOCK; FORFEITABILITY OF AWARD STOCK UPON TERMINATION FOR CAUSE

(a) Spirit Airlines’ Right to Purchase Award Stock. Unless otherwise provided in an Award Agreement, Spirit Airlines shall have the right to repurchase the Award Stock issued with respect to any Participant, following such Participant’s termination of employment or service with the Company for any reason; provided, however, in the event the terms of this Section 13 are inconsistent with the terms of any stockholders’ agreement entered into by Spirit Airlines and the Participant, the terms of the stockholders’ agreement shall govern. Unless the Participant’s employment or service with the Company is terminated by the Company for Cause, the price for repurchasing the Award Stock shall be equal to the Fair Market Value of the Common Stock, as determined on the day of such termination. Should Spirit Airlines fail to exercise such repurchase right within sixty (60) days following the later of (i) the date of such Participant’s termination of employment or service; (ii) if applicable, the date Participant exercises the Option; or (iii) if applicable, the date Restricted Stock is released from restrictions described in Section 8(b), Spirit Airlines shall be deemed to have waived such right. Spirit Airlines shall deliver the applicable amount of the repurchase price to the Participant no later than five (5) days following the date Spirit Airlines provides the Participant with written notice of its intent to exercise its right of repurchase pursuant to this Section 13(a). If an Initial Public Offering occurs, or Change in Control of Spirit Airlines or any parent of Spirit Airlines occurs, the repurchase provisions of this Section 13(a) shall cease to be effective. To the extent Award Stock is purchased by Spirit Airlines pursuant to this Section 13(a) from a Participant who is terminated from employment or service by the Company without Cause less than ninety (90) days prior to a Change in Control, then an adjustment to the purchase price of such Award Stock shall be made so that the repurchase price shall be equal to the Change in Control Price of such Award Stock.

(b) Forfeitability of Award Stock Upon Termination for Cause. In the event the Participant’s employment or service with the Company is terminated by the Company for Cause, all the Award Stock issued with respect to such Participant shall be forfeited.

(c) Assignability of the Right to Purchase Award Stock. Spirit Airlines shall have full and unfettered right to assign its right to purchase the Award Stock pursuant to this Section 13 to any of the Sponsors.

14.	REQUIREMENTS OF LAW

(a) Violations of Law. The Company shall not be required to sell or issue any shares of Spirit Airlines Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any good faith determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

(b) Registration. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate.

(c) Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Spirit Airlines Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Spirit Airlines Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold; (iii) withholding the amount due from any such person’s wages or compensation due to such person; or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

(d) Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

15.	GENERAL PROVISIONS

(a) Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan. The provisions of this Plan shall govern the Awards issued prior to the Amendment Effective Date.

(b) Certificates and Certificate Legend. With respect to Spirit Airlines Stock issued pursuant to any Award under this Plan, each certificate representing shares of such Spirit Airlines Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to restrictions on transfer, a right of repurchase and other terms and conditions, which are set forth in the Amended and Restated Spirit Airlines, Inc. 2005 Stock Incentive Plan (the “Plan”), and in an Agreement entered into by and between the registered owner of such shares and the Spirit Airlines, Inc., (the “Company”), dated                      (the “Award Agreement”). A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”

(c) Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Spirit Airlines Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Spirit Airlines Stock.

(d) Dividends and Dividend Equivalents. Except as provided below with respect to Dividend Equivalents credited on Restricted Stock, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on shares of Spirit Airlines Stock covered by any Award until such stock has been issued to the Participant and is fully vested. All cash or stock dividends which would otherwise be paid with respect to Restricted Stock shall be designated as Dividend Equivalents and held in escrow by Spirit Airlines (subject to the same restrictions on transferability and forfeitability as the underlying Award). Dividend Equivalents shall be distributed to the Participant when the underlying stock is distributed. No interest shall be paid on Dividend Equivalents.

(e) Deferral of Awards. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Spirit Airlines Stock or cash subject to such Award and to receive Spirit Airlines Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee shall not permit the deferral of an Award unless counsel for Spirit Airlines determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Spirit Airlines Stock shall not have any rights as a shareholder with respect to deferred shares of Spirit Airlines Stock unless and until shares of Spirit Airlines Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

(f) Prospective Employees. Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

(g) Issuance of Certificates; Shareholder Rights. Spirit Airlines shall deliver to the Participant a certificate evidencing the Participant’s ownership of shares of Spirit Airlines Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a shareholder with respect to such Spirit Airlines Stock prior to satisfaction of all conditions relating to the issuance of such Spirit Airlines Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.

(h) Transferability of Awards and Award Stock. Unless otherwise provided in this Section 15(h), a Participant may not Transfer an Award or Award Stock other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Upon written consent of the Committee (or its designee), the Participant may Transfer an Award or Award Stock to a Participant’s Family Group. Such members of the Family Group shall agree, in a written instrument delivered to the Company prior to such transfer, to be bound by the provisions of the Plan, any applicable Award Agreement and any applicable shareholder agreement. Any purported Transfer of an Award or Award Stock in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. The Committee may, in its sole discretion, permit transfers of Awards or Award Stock under circumstances other than those described in this Section 15(h).

(i) Buyout and Settlement Provisions. The Committee may at any time on behalf of Spirit Airlines offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made. The Participant shall be under no obligation to accept such an offer.

(j) Use of Proceeds. The proceeds received by Spirit Airlines from the sale of Spirit Airlines Stock pursuant to Awards granted under the Plan shall constitute general funds of Spirit Airlines.

(k) Modification or Substitution of an Award. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent.

(l) Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Spirit Airlines Stock as to which Awards have not been granted; provided, however, that the approval of the shareholders of Spirit Airlines in accordance with applicable law and the Articles of Incorporation and Bylaws of Spirit Airlines shall be required for any amendment which the approval is necessary to comply with federal or state law (including without limitation Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Spirit Airlines Stock may be listed or traded. Except as permitted under Section 5 or Section 11 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

(m) Section 409A of the Code. The Plan is intended not to provide for deferral of compensation for purposes of Section 409A of the Code. The provisions of the Plan shall be interpreted in such a manner so as not to provide for deferral of compensation for purposes of Section 409A of the Code and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

In the event that following the application of the immediately preceding paragraph, any Award is subject to Section 409A of the Code, the provisions of Section 409A of the Code and the regulations issued thereunder are incorporated herein by reference to the extent necessary for any Award that is subject to Section 409A of the Code to comply therewith. In such event, the provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code and the related regulations, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

Notwithstanding any other provisions of the Plan, the Company does not guarantee to any Participant or any other person that any Award intended to be exempt from Section 409A of the Code shall be so exempt, nor that any Award intended to comply with Section 409A of the Code shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

(n) Notification of 83(b) Election. If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify the Company in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

(o) Disclaimer of Rights. No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(p) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(q) Nonexclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.

(r) Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.

(s) Headings. The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(t) Pronouns. The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

(u) Successors and Assigns. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.

(v) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(w) Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to Spirit Airlines, to its principal place of business, attention: Corporate Secretary, Spirit Airlines, Inc., 2800 Executive Way, Miramar, FL 33025 and if to the holder of an Award, to the address as appearing on the records of the Company.

IN WITNESS WHEREOF, this Plan is amended and restated effective as of the 1st day of January, 2008.

SPIRIT AIRLINES, INC.

By:
Thomas C. Canfield, Secretary (per resolution of the board of directors)

APPENDIX A

DEFINITIONS

“Amendment Effective Date” shall mean the date that this amendment and restatement to the Spirit Airlines, Inc. 2005 Restricted Stock Plan was approved by the Board in accordance with the laws of the State of Delaware or such later date as provided in the resolutions adopting the amendment and restatement of the Spirit Airlines, Inc. 2005 Restricted Stock Plan.

“Award” means any Spirit Airlines Stock, Option, Performance Share, Stock Appreciation Right or any other award granted pursuant to the Plan, including Awards of Restricted Stock issued prior to the Amendment Effective Date.

“Award Agreement” means a written agreement entered into by Spirit Airlines and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

“Award Stock” means Spirit Airlines Stock issued pursuant to an Award.

“Board” means the board of directors of Spirit Airlines.

“Cause” means the meaning given to such term in any employment agreement with the Company to which the Participant is a party, or the meaning given to such term in any collective bargaining agreement applicable to such Participant, and in the absence of such agreements, it shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud, (ii) conduct that brings or is reasonably likely to bring the Company into public disgrace or disrepute, (iii) repeated failure to perform duties as reasonably directed by the Company; (iv) gross negligence or willful misconduct with respect to the Company, (v) habitual insobriety, or use of illicit drugs or other controlled substances; or (vi) any breach of the terms of this Plan or any Award Agreement to which such Participant is a party (if such breach is not cured within thirty (30) days following notice thereof by the Company to the Participant).

“Change in Control” shall be deemed to occur upon:

(a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any Sponsor, or any entity which a Sponsor controls directly or indirectly), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Spirit Airlines representing more than fifty percent 50% of the combined voting power of Spirit Airlines’ then outstanding securities;

(b) during any period of twelve (12) consecutive months (not including any period prior to the Effective Date), individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date who was designated or appointed by any Sponsor or approved by a majority of the Required Sponsors shall be considered as though such individual were a member of the Incumbent Board;

(c) the consummation of a merger, consolidation, reorganization, or other business combination of Spirit Airlines with any other entity, other than a merger, consolidation or other business combination which would result in either (x) the voting securities of Spirit Airlines outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Spirit Airlines or such surviving entity outstanding immediately after such merger or consolidation or (y) the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any Sponsor, or any entity which a Sponsor controls directly or indirectly, represent more than fifty percent (50%) of the combined voting power of the voting securities of Spirit Airlines or such surviving entity outstanding immediately after such merger or consolidation;

(d) the shareholders of Spirit Airlines approve a plan of complete liquidation of Spirit Airlines in connection with the sale or disposition by Spirit Airlines of all or substantially all of its assets other than (x) the sale or disposition of all or substantially all of the assets of Spirit Airlines to the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any Sponsor, or any entity which a Sponsor controls directly or indirectly or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of Spirit Airlines.

“Change in Control Price” means the price per share of Spirit Airlines Stock paid in any transaction related to a Change in Control of Spirit Airlines.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board which may be designated by the Board to administer the Plan, or, if the Board has not designated a committee to administer the Plan, the Board in its entirety

“Company” means Spirit Airlines Inc., a Delaware corporation, the subsidiaries of Spirit Airlines Inc., and all other entities whose financial statements are required to be consolidated with the financial statements of Spirit Airlines Inc., pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of Spirit Airlines Inc. as determined by the Committee in its sole and absolute discretion.

“Conversion Formula” means the exchange of one share of Spirit Airlines Stock for one share of stock of Spirit Airlines subject to an Initial Public Offering. Should an event of the type described in Section 5(d) occur with respect to the stock of Spirit Airlines subject to an Initial Public Offering or Spirit Airlines Stock, the conversion formula shall be adjusted in good faith by the Board, according to the principles described in Section 5(d).

“Covered Individual” means any current or former member of the Committee, any current or former officer or director of the Company, or any individual designated pursuant to Section 4(a).

“Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

“Dividend Equivalents” means an amount equal to the cash dividends paid by the Company upon one share of Spirit Airlines Stock subject to an Award granted to a Participant under the Plan.

“Eligible Individual” means any employee, officer, director (employee or non-employee director) or consultant of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company, provided, however, that Options which are Non-Qualified Stock Options and Stock Appreciation Rights may only be granted to employee, officer, director (employee or non-employee director) or consultant of Spirit Airlines or any entity with respect to which Spirit Airlines is the “eligible issuer of service recipient stock” as such term is defined for purposes of the Treasury regulations promulgated under Section 409A of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the purchase price per share of each share of Spirit Airlines Stock subject to an Award.

“Fair Market Value” means, unless otherwise required by the Code, as of any date, the fair market value of Spirit Airlines Stock, as shall be determined in good faith by the Committee by reference to commonly accepted valuation principles.

“Family Group” means with respect to any Participant, such Participant’s spouse and descendants (whether or not adopted) and any trust, family limited partnership, or limited liability company that is and remains solely for the benefit of such Participant and/or such Participant’s spouse and descendants.

“Fully Diluted Basis” means, in respect of any class of Spirit Airlines capital stock at any time, (i) all shares of such class of stock outstanding at such time plus (ii) all shares of such class of stock which are issuable directly or indirectly upon conversion of all then outstanding convertible securities or upon the exercise or exchange of all outstanding options, warrants or other rights which are convertible into or exchangeable for Spirit Airlines securities or other rights, whether or not such convertible securities, options, warrants or other rights are then convertible, exercisable or exchangeable.

“Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

“Initial Public Offering” means a closing of an underwritten public offering by Spirit Airlines or any successor entity that becomes the Issuer pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended, covering the offer and sale of the Spirit Airlines common stock for the account of Spirit Airlines for cash.

“Issuer” means an entity with respect to whose securities Awards are issued and/or outstanding under the Plan.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means an option to purchase Spirit Airlines Stock granted pursuant to Sections 6 of the Plan.

“Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.

“Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or subsidiary of Spirit Airlines.

“Plan” means this Amended and Restated Spirit Airlines, Inc. 2005 Incentive Stock Plan.

“Prospective Employee” means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual.

“Required Sponsors” means, at any time, the holder of record of a majority of the Sponsor Shares at such time, determined on a Fully Diluted Basis; provided that if at such time no single Person holds a majority of the Sponsor Shares, then “Required Sponsors” at such time means any two or more Persons who then collectively hold a majority of the Sponsor Shares.

“Restricted Stock” means Spirit Airlines Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.

“Section 424 Employee” means an employee of Spirit Airlines or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

“Spirit Airlines” means Spirit Airlines, Inc. and/or any successor of Spirit Airlines, Inc.

“Spirit Airlines Stock” means Spirit Airlines’ Class B Common Stock, par value $.0001 per share, or, in the event that the outstanding Spirit Airlines Stock is hereafter changed into or exchanged for different stock or securities of Spirit Airlines, such other stock or securities of Spirit Airlines.

“Sponsors” means Indigo Miramar LLC, Indigo Florida LP, OCM Spirit Holdings, LLC, POF Spirit Foreign Holdings, LLC, and OCM Spirit Holdings II, LLC.

“Sponsor Shares” means (i) any Spirit Airlines Stock or shares of any Spirit Airlines Stock held by the Sponsors, and (ii) any securities issued or issuable directly or indirectly with respect to any Spirit Airlines Stock referred to in clause (i) by way of dividend or split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Spirit Airlines Stock granted pursuant to Section 7 hereunder.

“Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

SPIRIT AIRLINES, INC.

AMENDED AND RESTATED 2005 INCENTIVE STOCK PLAN

NOTICE OF GRANT AND STOCK OPTION AGREEMENT

Pursuant to its Amended and Restated 2005 Incentive Stock Plan, as amended from time to time (the “Plan”), Spirit Airlines, Inc., a Delaware corporation (the “Company”), hereby grants to the participant listed below (“Participant”), an option to purchase the number of shares of Company Class B Common Stock (the “Stock”) set forth below, subject to the terms and conditions of the Plan and this Stock Option Agreement (this “Option Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.	NOTICE OF GRANT

Participant:

Date of Option Agreement:

Grant Date:

Vesting Start Date:

Exercise Price per Share:

Total Number of Shares Granted:

Total Exercise Price:

Term/Expiration Date:

Type of Option:	Non-Qualified Stock Option

Vesting Schedule:	The Shares subject to the Option shall vest according to the following schedule, subject to death or Disability of Participant as provided herein:

Twenty-five percent (25%) of the Shares subject to the Option (rounded down to the next whole number of shares) shall vest on each anniversary of the Vesting Start Date so that one hundred percent (100%) of the Shares subject to the Option are vested on the fourth anniversary of the Vesting Start Date, subject to Participant remaining an Eligible Individual through each such vesting date (except as provided in Section 10(c) of the Plan or unless otherwise determined by the Committee).

Termination Period:	The Option may be exercised, to the extent vested, for sixty (60) days after Participant ceases to be an Eligible Individual, or one (1) year after the death or Disability of Participant, but in no event later than the Term/Expiration Date as set forth above.

II.	AGREEMENT

1. Grant of Option. The Company hereby grants to Participant an Option to purchase the number of shares of Stock (the “Shares”) set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”). Notwithstanding anything herein to the contrary, the Option shall be subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference.

2. Exercise of Option. The Option is exercisable as follows:

(a) Right to Exercise.

(i) The Option shall be exercisable cumulatively according to the vesting schedule set out in the Notice of Grant. For purposes of this Option Agreement, Shares subject to the Option shall vest based on Participant’s continued status as an Eligible Individual, unless otherwise determined by the Committee.

(ii) The Option may not be exercised for a fraction of a Share.

(iii) In the event of Participant’s death, Disability or other termination of Participant’s status as an Eligible Individual, the exercisability of the Option shall be governed by Sections 6, 7 and 8 hereof.

(iv) In the event the exercise of the Option following the termination of Participant’s status as an Eligible Individual would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), then the Option shall terminate on the earlier of (i) the Term/Expiration Date of the Option as set forth in the Notice of Grant or (ii) the expiration of a period of sixty (60) days after the termination of Participant’s status as an Eligible Individual during which the exercise of the Option would not be in violation of such registration requirements.

(v) The Committee may in its discretion, at any time prior to the expiration or termination of the Option, extend the term of the Option for such additional period as it may determine, but in no event beyond the tenth (10th) anniversary of the Grant Date. Without such prior extension by the Committee, the Option may not be exercised after the Term/Expiration Date as set forth in the Notice of Grant.

(b) Method of Exercise. The Option shall be exercisable by written notice to the Company (substantially in the form attached as Exhibit A) (the “Exercise Notice”). The Exercise Notice shall state the number of Shares for which the Option is being exercised, and such other representations and agreements with respect to such Shares of Stock as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by Participant and shall be delivered in person or by certified mail or reputable overnight courier to the Secretary of the Company or such other authorized representative of the Company. The Exercise Notice shall be accompanied by payment of the Exercise Price, including payment of any applicable withholding tax.

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No Shares shall be issued pursuant to the exercise of the Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Shares.

3. Lock-Up Period. Participant hereby agrees that if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, Participant shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions or take similar actions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period and these restrictions shall be binding on any transferee of such Shares. Notwithstanding the foregoing, the 180-day period may be extended for up to such number of additional days as is deemed necessary by the Company or the Managing Underwriter to continue coverage by research analysts in accordance with FINRA Rule 2711 or any successor rule.

4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:

(a) by cash, certified or cashier’s check, bank draft or money order;

(b) through the delivery to the Company of shares of Stock which have been previously owned by Participant for the requisite period necessary, if any, to avoid a charge to the Company’s earnings for financial reporting purposes. Such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; or

(c) by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit, including any of the following: (A) through a “cashless exercise sale and remittance procedure” pursuant to which Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (2) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; (B) the withholding of Shares otherwise issuable upon exercise; and (C) by any other method as may be permitted by the Committee.

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5. Restrictions on Exercise. If the issuance of Shares upon the exercise of the Option or if the method of payment for Shares upon exercise would constitute a violation of any applicable securities laws or any other law or regulation, then the Option may not be exercised. The Company may require Participant to make any representation and warranty to the Company as may be required by or deemed advisable by the Company under any applicable law or regulation before allowing the Option to be exercised, including, without limitation, the delivery to the Company of the Investment Representation Statement in the form attached hereto as Exhibit B.

6. Termination of Relationship. If Participant ceases to be an Eligible Individual (other than by reason of Participant’s death or Disability), Participant may exercise the Option during the Termination Period set out in the Notice of Grant, to the extent the Option was vested on the date on which Participant ceases to be an Eligible Individual. Except as otherwise provided under Section 10(c) of the Plan, to the extent that the Option is not vested on the date on which Participant ceases to be an Eligible Individual, or if Participant does not exercise the Option within the time specified herein, the Option shall terminate. Notwithstanding the foregoing, if a Participant’s termination of employment or other service with the Company is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which, based on a finding by the Board of Directors of the Company (the “Board”), would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), all vested and unvested Options shall be forfeited and deemed expired upon the date of such termination.

7. Disability of Participant. If Participant ceases to be an Eligible Individual as a result of his or her Disability, all unvested Options shall immediately vest. The Option may be exercised at any time within one (1) year from the date Participant ceases to be an Eligible Individual (but in no event later than the Term/Expiration Date set forth in the Notice of Grant). To the extent that Participant does not exercise the Option within the time specified herein, the Option shall terminate.

8. Death of Participant. If Participant ceases to be an Eligible Individual as a result of the death of Participant, all unvested Options shall immediately vest. The Option may be exercised at any time within one (1) year following the date of death (but in no event later than the Term/Expiration Date set forth in the Notice of Grant) by Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. To the extent that the Option is not exercised within the time specified herein, the Option shall terminate.

9. Non-Transferability of Option. Except as otherwise permitted pursuant to Section 15(h) of the Plan, the Option (i) may not be transferred in any manner except by will or by the laws of descent or distribution and (ii) may be exercised during the lifetime of Participant only by Participant. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

10. Term of Option. The Option may be exercised only within the term set out in the Notice of Grant.

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11. Restrictions on Shares. Participant hereby agrees that Shares purchased upon the exercise of the Option shall be subject to such terms and conditions as the Committee shall determine in its sole discretion prior to a sale of Stock to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act (an “Initial Public Offering”) and to such terms and conditions the Committee reasonably determines are necessary under applicable law on or following an Initial Public Offering. Such terms and conditions may include, without limitation, restrictions on the transferability of Shares, and a right of first refusal in favor of the Company with respect to permitted transfers of Shares, provided, that any such terms and conditions not required by applicable law shall lapse upon an Initial Public Offering and any such terms and conditions required by applicable law shall expire on the date such restrictions are no longer required by applicable law. Any such terms and conditions may, in the Committee’s sole discretion, be contained in the Exercise Notice with respect to the Option or in such other agreement as the Committee shall determine and which Participant hereby agrees to enter into at the request of the Company.

12. Repurchase Option. Participant acknowledges and agrees that, as of the date of this Agreement, his or her job responsibilities primarily involve oversight of the Company’s business and execution of its strategic plan (a “Management Position”). In the event that, at any time in the future Participant ceases to hold a Management Position (as conclusively determined by the Board in good faith), then, except as otherwise provided by the Committee, all Options outstanding hereunder shall be forfeited and immediately terminate and any Shares issued to the Participant upon the exercise of the Option, whether held by the Participant or one or more transferees of the Participant, will be subject to repurchase by the Company (solely at its option) for a per share repurchase price equal to the per share exercise price paid by the Participant and by delivery of one or more Repurchase Notices (as defined below) (the “Repurchase Option”). Pursuant to the Repurchase Option, the Company may elect to exercise the right to purchase all or any portion of the Shares issued to the Participant by delivering written notice or notices (each, a “Repurchase Notice”) to the holder or holders of the Shares at any time and from time to time provided that the Company shall in no event deliver a Repurchase Notice until 181 days after such Shares have been issued to the Participant. Each Repurchase Notice will specifically identify the Shares to be acquired from such holder(s), the repurchase price of such shares, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction (each, a “Repurchase Closing”). In the event that the Company elects to purchase a portion of such Shares pursuant to the terms of this Section 12, if any Shares are held by transferees of the Participant, the Company shall purchase the shares elected to be purchased first from the Participant to the extent of the Shares then held by the Participant and second purchase any remaining shares elected to be purchased from such other holder(s) of Shares pro rata according to the number of Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). The Repurchase Option shall terminate as to all Shares upon an Initial Public Offering.

13. Covenant Regarding 83(b) Election. If the Option is exercised prior to an Initial Public Offering, Participant shall execute and deliver to the Company a copy of the Acknowledgment and Statement Regarding Election Pursuant to Section 83(b) (the “Acknowledgment”) substantially in the form attached hereto as Exhibit C. Except as the Company may otherwise agree in writing, Participant agrees that Participant will make an

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election provided pursuant to Treasury Regulation 1.83-2 with respect to the Shares to be acquired upon each exercise of any portion of the Option, substantially in the form attached hereto as Exhibit D, and that Participant will furnish the Company with copies of the forms of election Participant files within thirty (30) days after each exercise of any portion of the Option and with evidence that each such election has been filed in a timely manner.

(Signature Page Follows)

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The Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

SPIRIT AIRLINES, INC.

By:

Name:

Title:

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION EVIDENCED HEREBY IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S 2005 INCENTIVE STOCK PLAN, AS AMENDED FROM TIME TO TIME, WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof. Participant hereby accepts the Option subject to all of the terms and provisions hereof. Participant has reviewed the Plan and the Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Option and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or the Option. Participant further agrees to notify the Company upon any change in the residence address indicated below.

Dated:
PARTICIPANT

Residence Address:

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EXHIBIT A

SPIRIT AIRLINES, INC.

2005 INCENTIVE STOCK PLAN

EXERCISE NOTICE

Spirit Airlines, Inc.

14. Exercise of Option. Effective as of today,                     ,         , the undersigned (“Participant”) hereby elects to exercise Participant’s option to purchase              shares of the Class B Common Stock (the “Shares”) of Spirit Airlines, Inc., a Delaware corporation (the “Company”), under and pursuant to the Spirit Airlines, Inc. 2005 Incentive Stock Plan, as amended from time to time (the “Plan”) and the Stock Option Agreement dated                      (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Option Agreement.

Grant Date:

Number of Shares as to which Option is Exercised:

Exercise Price per Share:		$

Total Exercise Price:		$

Certificate to be issued in name of:

Cash Payment delivered herewith:	☐	$

Other form of consideration delivered herewith (only if approved by the Committee):	☐	Form of Consideration: $

Type of Option:        Non-Qualified Stock Option

15. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement. Participant agrees to abide by and be bound by their terms and conditions, including, without limitation, Section 12 of the Option Agreement.

16. Rights as Stockholder. Until the stock certificate evidencing Shares purchased pursuant to the exercise of the Option is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

Participant shall enjoy rights as a stockholder until such time as Participant disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal (as defined below) hereunder. Upon such exercise, Participant shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Exercise Notice, and Participant shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

17. Participant’s Rights to Transfer Shares. In addition to the Repurchase Option provided under Section 12 of the Option Agreement, any Shares purchased hereunder shall be subject to the Right of First Refusal set forth in this Section 4.

(a) Company’s Right of First Refusal. Before any Shares held by Participant or any permitted transferee (each, a “Holder”) may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (each, a “Transfer”), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares proposed to be Transferred on the terms and conditions set forth in this Section 4 (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. In the event any Holder desires to Transfer any Shares, the Holder shall deliver to the Company a written notice (the “Notice”) stating: (w) the Holder’s bona fide intention to sell or otherwise Transfer such Shares; (x) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (y) the number of Shares to be Transferred to each Proposed Transferee; and (z) the bona fide cash price or other consideration for which the Holder proposes to Transfer the Shares (the “Offered Price”), and the Holder shall offer such Shares at the Offered Price to the Company or its assignee(s).

(ii) Exercise of Right of First Refusal. Within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may elect in writing to purchase all, but not less than all, of the Shares proposed to be Transferred to any one or more of the Proposed Transferees. The purchase price shall be determined in accordance with Section 4(a)(iii) hereof.

(iii) Purchase Price. The purchase price (“Purchase Price”) for the Shares repurchased under this Section 4 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(iv) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times mutually agreed to by the Company and the Holder.

(v) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be Transferred are not purchased by the Company and/or its assignee(s) as provided in this Section 4, then the Holder may sell or otherwise Transfer such Shares to that Proposed

2

Transferee at the Offered Price or at a higher price; provided that such sale or other Transfer is consummated within one hundred twenty (120) days after the date of the Notice; and provided, further, that any such sale or other Transfer is effected in accordance with any applicable laws and the Proposed Transferee agrees in writing that the provisions of this Section 4 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not Transferred to the Proposed Transferee within such 120-day period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal as provided herein before any Shares held by the Holder may be sold or otherwise Transferred.

(b) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 4 notwithstanding, the Transfer of any or all of the Shares during Participant’s lifetime or upon Participant’s death by will or intestacy to Participant’s Immediate Family or a trust for the benefit of Participant’s Immediate Family shall be exempt from the Right of First Refusal. As used herein, “Immediate Family” shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister or stepchild (whether or not adopted). In such case, the transferee or other recipient shall receive and hold the Shares so Transferred subject to the provisions of this Section 4 (including the Right of First Refusal) and there shall be no further Transfer of such Shares except in accordance with the terms of this Section 4.

(c) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to all Shares upon a sale of Stock to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (a “Public Offering”).

18. Transfer Restrictions. Any transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any Transfer or attempted Transfer of any of the Shares not in accordance with the terms of this Exercise Notice, including the Right of First Refusal provided in this Exercise Notice, shall be void and the Company may enforce the terms of this Exercise Notice by stop transfer instructions or similar actions by the Company and its agents or designees.

19. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

20. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws for so long as such legend(s) are required by applicable law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

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THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A REPURCHASE OPTION AND A RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE AND THE OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, REPURCHASE OPTION AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

21. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

22. Governing Law; Severability. This Exercise Notice shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflicts of law. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

23. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

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24. Further Instruments. Participant hereby agrees to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Exercise Notice including, without limitation, the Investment Representation Statement in the form attached to the Option Agreement as Exhibit B.

25. Delivery of Payment. Participant herewith delivers to the Company the full Exercise Price for the Shares, as well as any applicable withholding tax.

26. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. Should any provision contained within this Exercise Notice or the Option Agreement conflict with a provision in the Plan, the Plan shall control. This Exercise Notice, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Accepted by:	Submitted by:

SPIRIT AIRLINES, INC.	PARTICIPANT

By:
Name:	Participant
Title:

Address:

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EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT	:

COMPANY	:	Spirit Airlines, Inc.

SECURITY	:	Class B Common Stock

AMOUNT	:

DATE	:

In connection with the purchase of the above-listed shares of Class B Common Stock (the “Securities”) of Spirit Airlines, Inc., a Delaware corporation (the “Company”), the undersigned (“Participant”) represents to the Company the following:

(a) Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Prior to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public, Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable securities laws or agreements.

(c) Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of

“restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Participant, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may under present law be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as this term is defined under the Exchange Act); and, in the case of a resale by an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three (3) month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than six months, or, in the event the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, not less than one year, after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above or, in the case of a non-affiliate who subsequently holds the Securities less than one year, the satisfaction of the conditions set forth in section (2) of the paragraph immediately above.

(d) Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Participant:

Participant

Date: ,

EXHIBIT C

ACKNOWLEDGEMENT AND STATEMENT REGARDING

ELECTION PURSUANT TO SECTION 83(b)

The undersigned (which term includes the undersigned’s spouse, if any), a holder of an option to purchase Shares of the Company, hereby states as follows:

1. The undersigned acknowledges receipt of a copy of the Option Agreement. The undersigned has carefully reviewed the Option Agreement.

2. The undersigned either [check as applicable]:

         (a) has consulted, and has been fully advised by, the undersigned’s own tax advisor,                                                              , whose business address is                                         , regarding the federal, state and local tax consequences of being issued the Options under the Option Agreement, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and pursuant to the corresponding provisions, if any, of applicable state laws; or

         (b) has knowingly chosen not to consult such tax advisor.

3. The undersigned hereby states that the undersigned shall make an election pursuant to Section 83(b) of the Code and is submitting to the Company, together with the undersigned’s executed Option Agreement, a copy of an executed election form which is attached as Exhibit D to the Option Agreement.

4. Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the issuance of the Options to the undersigned pursuant to the Option Agreement or of the making or failure to make an election pursuant to Section 83(b) of the Code or corresponding provisions, if any, of applicable state law.

5. Capitalized terms used herein without definition shall have the meanings given in the Option Agreement.

6. The undersigned is also submitting to the Company, together with the Option Agreement, a copy of an executed election form, if an election is made, of the undersigned pursuant to provisions of state law corresponding to Section 83(b) of the Code, if any, which are applicable to the option held by the undersigned pursuant to the Option Agreement.

Date: , 201
Participant

Date: , 201
Participant’s Spouse

EXHIBIT D

FORM OF 83(B) ELECTION AND INSTRUCTIONS

These instructions are provided to assist when you make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the shares of Class B Common Stock transferred to you. Please consult with your personal tax advisor as to consequences of making this election in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the date the shares were transferred to you. PLEASE NOTE: There is no remedy for failure to file on time. The steps outlined below should be followed to ensure the election is mailed and filed correctly and in a timely manner. ALSO, PLEASE NOTE: The Section 83(b) election is irrevocable.

Complete Section 83(b) election form (attached as Attachment 1) and make four (4) copies of the signed election form. (Your spouse, if any, should sign the Section 83(b) election form as well.)

Prepare the cover letter to the Internal Revenue Service (sample letter attached as Attachment 2).

Send the cover letter with the originally executed Section 83(b) election form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns. We suggest that you have the package date-stamped at the post office. The post office will provide you with a certified receipt that includes a dated postmark. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

One (1) copy must be sent to Spirit Airlines, Inc. for its records and one (1) copy must be attached to your federal income tax return for the applicable calendar year.

Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

ATTACHMENT 1

ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B)

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of shares (the “Shares”) of the Class B Common Stock (the “Common Stock”) of Spirit Airlines, Inc., a Delaware corporation (the “Company”).

The name, address and taxpayer identification number of the undersigned taxpayer are:

SSN:

The name, address and taxpayer identification number of the Taxpayer’s spouse are (complete if applicable):

SSN:

Description of the property with respect to which the election is being made:

                                          (            ) shares of Common Stock of the Company.

The date on which the property was transferred was                     . The taxable year to which this election relates is calendar year         .

Nature of restrictions to which the property is subject:

The Shares are subject to repurchase by the Company or its assignee at the original purchase price thereof upon the occurrence of certain events. The repurchase right lapses based upon the occurrence certain events.

The fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in Treasury Regulation Section 1.83-3(i)) of the Shares was $             per Share.

The amount paid by the taxpayer for Shares was              per share.

A copy of this statement has been furnished to the Company.

Dated: ,	Taxpayer Signature

1

The undersigned spouse of Taxpayer joins in this election. (Complete if applicable).

Dated: ,	Spouse’s Signature

Signature(s) Notarized by:

ATTACHMENT 2

SAMPLE COVER LETTER TO INTERNAL REVENUE SERVICE

                    ,

VIA CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Internal Revenue Service

[Address where taxpayer files returns]

Re:	Election under Section 83(b) of the Internal Revenue Code of 1986

Taxpayer:

Taxpayer’s Social Security Number:

Taxpayer’s Spouse:

Taxpayer’s Spouse’s Social Security Number:

Ladies and Gentlemen:

Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

Enclosures

cc:	Spirit Airlines, Inc.